UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
February 8, 2011
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Pinnacle Airlines Corp. (the “Company”) is finalizing its 2010 consolidated financial statements and plans to announce its fourth quarter and full year financial results on February 17, 2011.  A number of items negatively affected the fourth quarter of 2010, and management currently expects that the Company’s fourth quarter diluted earnings per share will be below the First Call analyst consensus estimate.

First, the Company and the Air Line Pilots Association (“ALPA”) reached a tentative agreement in December 2010 for a combined collective bargaining agreement covering the pilots of all three of the Company’s operating subsidiaries.  The tentative agreement contains a $10.9 million one-time signing bonus that would be paid to pilots at Pinnacle Airlines, Inc., one of the Company’s operating subsidiaries.  The Company accrued this one-time signing bonus and related payroll taxes during the fourth quarter of 2010.  ALPA is currently planning to conduct a vote to ratify the tentative agreement at all three of the Company’s operating subsidiaries during February 2011.  If the tentative agreement is ratified, the Company expects to pay this signing bonus in March.

Second, Colgan Air, Inc. (“Colgan”) took delivery of six Q400 aircraft and placed three into service under its capacity purchase agreement with United Airlines (“United”) during the fourth quarter of 2010.  Colgan experienced significant startup costs associated with increased pilot and flight attendant hiring and training, aircraft interest expense and depreciation expense before Colgan began earning revenue for these aircraft under the capacity purchase agreement with United.

Finally, the Company’s operating subsidiaries were significantly affected by severe winter weather during the month of December.  All three operating subsidiaries experienced an unusually high rate of cancelled flights as the Company worked with its partners to minimize the operational disruption to passengers.  In addition, Colgan experienced a temporarily high cancellation rate during October due to unexpected maintenance events.

As a result of these challenges, the Company currently expects fourth quarter diluted earnings per share (“EPS”) excluding the one-time pilot signing bonus will be within the range of $0.12 to $0.15.  Including the pilot signing bonus, the Company expects to report a loss per share between $(0.22) and $(0.25).

The Company had cash and cash equivalents of $100 million as of December 31, 2010, in line with previously announced expectations.

Non-GAAP Reconciliation

Three Months Ended December 31, 2010 EPS Guidance

Earnings (loss) per share in accordance with GAAP	$(0.25) to $(0.22)
Pilot signing bonus, net of tax	$0.37
Non-GAAP earnings per share	$0.12 to $0.15

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Non-GAAP Disclosures

This release and certain tables accompanying this release include certain financial information not prepared in accordance with generally accepted accounting principles ("GAAP"), including the Company’s earnings per share for the three months ended December 31, 2010.  The Company believes that this information is useful to investors as it indicates more clearly the Company's results. None of this information should be considered a substitute for any measures prepared in accordance with GAAP. The Company has included its reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures in the accompanying schedules.

Forward-Looking Statements

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our website or online from the Commission.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
February 8, 2011

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